FIT N-SAR 10.31.15

Item 77Q(1)(e)

New or Amended Investment Advisory Contracts

Amendment dated June 9, 2015 to the Investment Advisory Agreement dated March 16, 2012, between the Registrant and Emerald Mutual Funds Advisers Trust, on behalf of the Emerald Small Cap Value Fund, is hereby incorporated by reference to Exhibit (d)(43) to Post-Effective Amendment No. 155 to the Registrant’s Registration Statement on Form N-1A filed on August 28, 2015, accession number: 0001398344-15-005820.

Amendment dated June 29, 2015 to the Investment Advisory Agreement between the Registrant and Grandeur Peak Global Advisors, LLC, on behalf of the Grandeur Peak Global Stalwarts Fund, Grandeur Peak International Stalwarts Fund and Grandeur Peak Global Micro Cap Fund, is hereby incorporated by reference to Exhibit (d)(44) to Post-Effective Amendment No. 148 to the Registrant’s Registration Statement on Form N-1A filed on June 29, 2015, accession number: 0001398344-15-004112.